Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                         For the Month of October 1999
                     Distribution Date of November 15, 1999
                            Servicer Certificate #18

Original Pool Amount                                   $500,864,370.04



Beginning Pool Balance                                 $269,652,556.73
Beginning Pool Factor                                      0.538374404

Principal and Interest Collections:
     Principal Collected                                 $9,744,273.84
     Interest Collected                                  $2,018,424.99

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $536,724.81
Total Additional Deposits                                  $536,724.81

Repos / Chargeoffs                                         $922,868.12
Aggregate Number of Notes Charged Off                              122

Total Available Funds                                   $12,133,673.70

Ending Pool Balance                                    $259,151,164.71
Ending Pool Factor                                           0.5174079

Servicing Fee                                              $224,710.46

Repayment of Servicer Advances                             $165,749.94

Reserve Account:
     Beginning Balance  (see Memo Item)                 $14,292,293.23
     Target Percentage                                           5.25%
     Target Balance                                     $13,605,436.15
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                  ($686,857.08)
     Ending Balance                                     $13,605,436.15

Current Weighted Average APR:                                   9.338%
Current Weighted Average Remaining Term (months):                35.30

Delinquencies                                             Dollars       Notes
     Installments:               1 - 30 days          $1,889,061.45     1,681
                                 31 - 60 days           $371,404.61       327
                                 60+  days               $84,512.15        67

     Total:                                           $2,344,978.21     1,690

     Balances:                   60+  days            $1,768,830.56        67

Memo Item - Reserve Account
     Prior Month                                     $14,156,759.23
+    Invest. Income                                      $64,001.33
+    Excess Serv.                                        $71,532.67
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $14,292,293.23

Exhibit 20.5
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of October 1999

                                                                          NOTES
                                                  TOTAL            CLASS A            CLASS B
                                             $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                               5.94%              6.10%

Beginning Pool Balance                       $269,652,556.73
Ending Pool Balance                          $259,151,164.71

Collected Principal                            $9,578,523.90
Collected Interest                             $2,018,424.99
Charge - Offs                                    $922,868.12
Liquidation Proceeds / Recoveries                $536,724.81
Servicing                                        $224,710.46
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service      $11,908,963.24

Beginning Balance                            $269,652,556.73    $260,214,600.15      $9,437,956.58

Interest Due                                   $1,336,038.55      $1,288,062.27         $47,976.28
Interest Paid                                  $1,336,038.55      $1,288,062.27         $47,976.28
Principal Due                                 $10,501,392.02     $10,133,843.30        $367,548.72
Principal Paid                                $10,501,392.02     $10,133,843.30        $367,548.72

Ending Balance                               $259,151,164.71    $250,080,756.85      $9,070,407.86
Note / Certificate Pool Factor                                           0.5174             0.5174
   (Ending Balance / Original Pool Amount)
Total Distributions                           $11,837,430.57     $11,421,905.57        $415,525.00

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                  $71,532.67
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $14,292,293.23
(Release) / Draw                                ($686,857.08)
Ending Reserve Acct Balance                   $13,605,436.15

Exhibit 20.5
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of October 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                    4                    3                    2                   1
                                   Jun-99               Jul-99               Aug-99               Sep-99              Oct-99
Beginning Pool Balance        $315,427,555.68      $303,217,968.07      $292,641,114.30      $279,636,388.77      $269,652,556.73

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $624,948.81        $1,173,801.86          $488,305.19          $416,686.00          $922,868.12
    Recoveries                    $666,796.29          $435,605.66        $1,238,162.09        $1,010,509.68          $536,724.81

Total Charged Off (Months 5, 4, 3)                   $2,287,055.86
Total Recoveries (Months 3, 2, 1)                    $2,785,396.58
Net Loss / (Recoveries) for 3 Mos                     ($498,340.72)(a)

Total Balance (Months 5, 4, 3)                     $911,286,638.05 (b)

Loss Ratio Annualized  [(a/b) * (12)]                    -0.65622%

Trigger:  Is Ratio > 1.5%                                       No
                                                                             Aug-99               Sep-99              Oct-99

B)   Delinquency Trigger:                                                 $2,585,697.88        $2,968,199.24        $1,768,830.56
     Balance delinquency 60+ days                                              0.88357%             1.06145%             0.65597%
     As % of Beginning Pool Balance                                            0.99842%             1.01187%             0.86700%
     Three Month Average

Trigger:  Is Average > 2.0%                                     No

C)   Noteholders Percent Trigger:                         2.71639%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer